EXHIBIT 10.20
  AMERICAN BANKNOTE CORPORATTION
  200 Park Avenue
  New York, New York 10166


                       April 30, 1996



  Mr. Alfred Teo
  Alpha Industries, Inc.
  Page & Schuyler Avenues
  P.O. Box 808
  Lyndhurst, New Jersey  07071

     Dear Mr. Teo:

         This letter will serve to confirm the agreement between American Banknote Corporation (the "Company") and yourself, on your own behalf as well as on behalf of certain of your affiliates and associates, as to the matters described below.

         The Company's Board of Directors has determined to nominate you for election as a director of the Company at the Company's next Annual Meeting of Stockholders. In consideration of the foregoing, and as a result of your receiving certain confidential information concerning the Company in connection therewith, you agree that for a period commencing on the date hereof and ending three years from the date you no longer serve the Company as a director or, if for whatever reason, you are not elected to the Company's Board of Directors, three years from the date of this letter, neither you nor any of your affiliates or associates (as defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"")) will, unless specifically invited in writing by the Company, directly or indirectly, in any manner:

             a.   acquire, offer or propose to acquire,
        solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect beneficial interest in any voting securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of the Company or any of its affiliates, except that the foregoing shall not prevent
        you and your affiliates and associates from
        beneficially owning in the aggregate no more than 10% of the Company's outstanding voting securities;
               b.   make, or in any way participate in,
        directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any voting securities of the Company or any of its affiliates;

             c.   form, join or any way participate in a
        "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company or any of its affiliates, other than such group of which you presently are a member;

              d.   acquire, offer to acquire or agree to
        acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (i) any of the assets, tangible and intangible, of the Company or any of its affiliates or (ii) direct or indirect rights, warrants or options to acquire any assets of the Company or any of its affiliates, except for such assets as are then being offered for sale by the Company or any of its affiliates;

             e.   arrange, or in any way participate,
        directly or indirectly, in any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of the Company or any of its affiliates, except for such assets as are then being offered for sale by the Company or any of its affiliates;

             f.   otherwise act, alone or in concert with
        others, to seek to propose to the Company or any of its affiliates or any of their respective stockholders any merger, business combination, restructuring, recapitalization or other transaction to or with the Company or any of its affiliates or otherwise seek, alone or in concert with others, to control, change or influence the management, board of directors or policies of the other party hereto or any of its affiliates or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company or any of its affiliates, except that the foregoing shall not be deemed to restrict your participation at meetings of the Company's Board of Directors as a director for so long as you serve the Company in such capacity;

             g.   make any request or proposal to amend,
        waive or terminate any provision of the foregoing paragraphs (a) through (f); or

             h.   announce an intention to do, or enter
        into any arrangement or understanding with others to do, any of the actions restricted or prohibited under paragraphs (a) through (g).

        It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege under this letter shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

         You agree that the Company would be irreparably injured by a breach of this letter by you or your affiliates or associates and that the Company shall be entitled to equitable relief, including injunctive relief and/or specific performance, in the event of any breach of the provisions hereof. You hereby in advance further agree to the granting of injunctive relief in the Company's favor without proof of actual damages. In the event that such equitable relief is granted, such remedy or remedies shall not be deemed to be the exclusive remedy or remedies for any breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

         This letter sets forth the entire agreement between the parties hereto as to the subject matter hereof, and none of the terms of this letter shall be amended or modified except in writing signed by the parties hereto. This letter shall be governed and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed within such State.

       If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this letter, which shall constitute our agreement with respect to the matters set forth herein.

                       Very truly yours,

                       AMERICAN BANKNOTE CORPORATION


                       By:    S/ Harvey K. Kesner
                       Name:  Harvey K. Kesner
                       Title: Senior Vice-President



  Accepted and Agreed to this
  30th day of April, 1996.

     S/Alfred Teo